UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2025

LANTHEUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36569	35-2318913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Burlington Road, South Building Bedford, Massachusetts 01730 (Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LNTH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Sale and Purchase Agreement

On January 12, 2025, Lantheus Medical Imaging, Inc., a Delaware corporation (“Lantheus Medical”), a subsidiary of Lantheus Holdings, Inc. (“Lantheus” or the “Company”), and Lantheus Radiopharmaceuticals UK Limited, a private limited liability company incorporated under the laws of England (the “Purchaser”), entered into a Sale and Purchase Agreement (the “Agreement”) with Life Medical Group Limited, a private limited liability company incorporated under the laws of England (the “Seller”), and Life Healthcare Group Holdings Limited, a public limited liability company incorporated under the laws of South Africa (“Life Healthcare Group Holdings”), pursuant to which the Purchaser will acquire the entire issued share capital of Life Molecular Imaging Limited (“Life Molecular”) (the “Transaction”). Lantheus Medical is acting as the Purchaser’s guarantor under the Agreement.

Under the terms of the Agreement, Purchaser will pay an upfront amount of $350 million, payable in cash at closing and subject to customary adjustments, and potential additional net sales earnout and milestone payments in an aggregate additional cash amount of up to $400 million. In addition, the Purchaser will assume in part, the obligation to make payments towards the Seller’s retained future contingent liabilities under certain contractual arrangements, up to a value of $30 million.

For a period following the closing of the Transaction, the Purchaser has also agreed to use commercially reasonable efforts to grow Neuraceq and develop and seek regulatory approval for additional assets in Life Molecular’s pipeline.

In connection with and within 60 business days of closing of the Transaction, Life Healthcare Group Holdings and the Purchaser intend to enter into an agreement pursuant to which the Purchaser would grant to Life Healthcare Group Holdings the right to opt into an exclusive license in South Africa to the intellectual property and technologies relating to products in Life Molecular’s pipeline (including Neuraceq) acquired by Lantheus in the Transaction.

The Agreement contains customary representations, warranties and covenants by each of the applicable parties to the Agreement. In addition, the Seller has agreed to indemnify the Purchaser for certain tax claims. The representations, warranties and covenants in the Agreement were made solely for the benefit of the parties to the Agreement and may be subject to limitations agreed upon by the contracting parties. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Transaction is subject to customary closing conditions, including (a) approval of the Transaction by Life Healthcare Group Holdings’ shareholders, (b) the regulatory clearances or expiration of applicable waiting periods under antitrust laws and foreign investment laws, (c) the Financial Surveillance Department of the South African Reserve Bank having granted approval in terms of the Exchange Control Regulations, and (d) the obtainment of certain third-party consents in connection with the Transaction. There are customary closing deliverables required in respect of the Transaction. If obligations in respect of such deliverables are not met, the parties have the ability to defer closing, and if closing has still not taken place following such deferral, to terminate the Agreement.

The Agreement contains customary non-solicitation covenants that prohibit Life Healthcare Group Holdings from soliciting competing proposals or entering into discussions concerning, or providing confidential information in connection with, certain proposals for an alternative transaction, subject to customary exceptions and applicable law. In the event that the directors of Life Healthcare Group Holdings (i) do not recommend to the shareholders of Life Healthcare Group Holdings that they vote to approve the Agreement or (ii) change their recommendation to approve the Agreement, in each case, if the approval of the Transaction by Life Healthcare Group Holdings’ shareholders has not been obtained, the Seller would be required to pay the Purchaser a fee of $5 million.

The Agreement provides for certain termination rights for both the Seller and the Purchaser, including a right to terminate the Agreement if the closing conditions have not been satisfied or waived on or prior to December 31, 2025. If all conditions other than the obtainment of requisite regulatory approvals have been satisfied by December 31, 2025 and either party terminates the Agreement in accordance with its terms, the Purchaser would be required to pay the Seller a fee of $20 million. If all conditions other than the obtainment of certain required third-party consents have been satisfied by December 31, 2025 and either party terminates the Agreement in accordance with its terms, the Seller would be required to pay the Purchaser a fee of $20 million.

There can be no assurance that the Transaction will occur subject to the terms described herein, or at all. Even if the parties consummate the Transaction, the Company may not be able to achieve the expected benefits of the Transaction including, but not limited to, the increase in and diversification of its revenue and operating earnings from sales of Neuraceq, the commercialization of other products acquired from Life Molecular, if approved, expansion of research and development capabilities and integration of Life Molecular’s commercial infrastructure.

The Transaction is anticipated to be completed in the second half of 2025.

The foregoing description of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2024.

Item 7.01	Regulation FD Disclosure.

On January 13, 2025, the Company issued a press release announcing the signing of the Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

A copy of the Company’s investor presentation relating to the Transaction is furnished as Exhibit 99.2 hereto.

The information in this item and Exhibits 99.1 and 99.2 are not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall this item, Exhibit 99.1 or Exhibit 99.2 be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth in such future filing.

Safe Harbor for Forward-Looking and Cautionary Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon current plans, estimates and expectations that are subject to various risks and uncertainties. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “target,” “contemplate,” “estimate,” “predict,” “potential,” “opportunity,” “creates” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. All statements, other than historical facts, including the expected timing of the closing of the transaction; the ability of the parties to complete the Transaction considering the various closing conditions; the expected benefits of the transaction, such as efficiencies, cost savings, synergies, revenue growth, creating shareholder value, growth potential, market profile, enhanced competitive position, and financial strength and flexibility; the competitive ability and position of the Company following the Transaction; and any assumptions underlying any of the foregoing, are forward-looking statements. Important factors that could cause actual results to differ materially from Lantheus’ plans, estimates or expectations could include, but are not limited to: (i) Life Healthcare Group Holdings may be unable to obtain shareholder approval as required for the Transaction; (ii) conditions to the closing of the Transaction may not be satisfied; (iii) the Transaction may involve unexpected costs, liabilities or delays; (iv) the effect of the announcement of the Transaction on the ability of Lantheus or Life Healthcare Group to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Lantheus or Life Healthcare Group does business, or on Lantheus’ or Life Molecular’s operating results and business generally; (v) Lantheus’ or Life Molecular’s respective businesses may suffer as a result of uncertainty surrounding the Transaction and disruption of management’s attention due to the Transaction; (vi) the outcome of any legal proceedings related to the Transaction; (vii) Lantheus or Life Healthcare Group may be adversely affected by other economic, business, and/or competitive factors; (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement; (ix) risks that the Transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Transaction; (x) the risk that the Purchaser or the Seller may be unable to obtain governmental and regulatory approvals required for the Transaction, or that required governmental and regulatory approvals may delay the Transaction or result in the imposition of conditions that could reduce the anticipated benefits from the proposed Transaction or cause the parties to abandon the proposed Transaction; (xi) risks that the anticipated benefits of the Transaction or other commercial opportunities may otherwise not be fully realized or may take longer to realize than expected; (xii) the impact of legislative, regulatory, competitive and technological changes; (xiii) expectations for future clinical trials, the timing and potential outcomes of clinical studies and interactions with regulatory authorities; and (xiv) other risks to the consummation of the Transaction, including the risk that the Transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of Lantheus are set forth in its filings with the Securities and Exchange Commission (the “SEC”), including Lantheus’ most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements. Readers should also carefully review the risk factors described in other documents that Lantheus files from time to time with the SEC. The forward-looking statements in this document speak only as of the date of these materials. Except as required by law, Lantheus assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 13, 2025

99.2	Investor Presentation, dated January 13, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS HOLDINGS, INC.

By:	/s/ Daniel Niedzwiecki
Name:	Daniel Niedzwiecki
Title:	Chief Administrative Officer and General Counsel

Date: January 13, 2025